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                                                                    Exhibit 16.1


                  BLOCK, PLANT, EISNER, FIORITO & BELAK-BERGER


                                                                 August 11, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

  Re: Compass Plastics & Technologies, Inc. -- Registration Statement on
      Form S-1, as amended (No. 333-28741)
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Dear Sirs:

  We have read the third paragraph under the caption "Experts" in the above referenced Registration Statement filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


                                    BLOCK, PLANT, EISNER, FIORITO & BELAK-BERGER